Filed with the Securities and Exchange Commission on  June 11, 1999

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant         [X]
Filed by a Party other than the Registrant

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 [X]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials  [ ]  Soliciting Material Pursuant to
                                            Rule 14a-11(c) or Rule 14a-12

                         The Hirtle Callaghan Trust
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number,
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

                           THE HIRTLE CALLAGHAN TRUST

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       of
                       THE INTERNATIONAL EQUITY PORTFOLIO

                           to be held on July 23, 1999

TO THE SHAREHOLDERS:

A Special Meeting of shareholders of The International Equity Portfolio ("International Portfolio") of The Hirtle Callaghan Trust ("Trust") will be held on July 23, 1999, at the Trust's principal office, located at 575 East Swedesford Road, Wayne, PA 19087-1613, at 10:00 a.m.

At the Special Meeting of the International Portfolio, shareholders will be asked:

     (1)  To approve the  engagement  of Artisan  Partners  Limited  Partnership
          ("Artisan") to provide portfolio management services to the International Portfolio pursuant to a portfolio management agreement between the Trust and Artisan ("Artisan Agreement"); and

     (2) To approve an amendment of the Artisan Agreement pursuant to which Artisan would be compensated on a performance fee basis.

Shareholders of the International Portfolio at the close of business on June 15, 1999, are entitled to notice of the Special Meeting and any adjournments thereof. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

It is important that you return your signed proxy promptly so that a quorum may be assured.

                 BY ORDER OF THE BOARD OF TRUSTEES OF THE HIRTLE CALLAGHAN TRUST

                           THE HIRTLE CALLAGHAN TRUST
                           575 East Swedesford Road.
                              Wayne, PA 19087-1613

                                 PROXY STATEMENT
                                 ---------------

The enclosed form(s) of Proxy is solicited by the Board of Trustees (the "Board") of The Hirtle Callaghan Trust (the "Trust"), with respect to The International Equity Portfolio (the "International Portfolio"). Proxies so solicited are intended for use at a special meeting of shareholders of the International Portfolio and the Value Portfolio (collectively, the "Portfolios") or any adjournment of that meeting (the "Special Meeting"), to be held on July 23, 1999, at 575 East Swedesford Road, Wayne, PA 19087-1613. The purpose of the Special Meeting is to consider the approval of certain portfolio management arrangements, as set forth in the Notice of Meeting accompanying this proxy statement and more fully described below ("Proposals"). It is anticipated that this Proxy Statement and form of proxy will first be mailed to shareholders on or about June 21, ,1999.

Persons who were shareholders of record of the International Portfolio onJune 15, 1999 ("Record Date") are entitled to vote at the Special Meeting with regard to Proposals 1 and 2, each relating to proposed new investment advisory arrangements with Artisan Partners Limited Partnership ("Artisan") relating to the International Portfolio. On the Record Date, the International Portfolio had outstanding _________, shares, each share being entitled to one vote. The presence of the holders of 40% of the outstanding shares of the International Portfolio on the Record Date for International Shareholders, represented in person or by proxy, shall constitute a quorum for the purpose of conducting the business at the Special Meeting with respect to the International Portfolio. Persons and groups known by management to own beneficially 5% or more of the shares of the International Portfolio are listed in this Proxy Statement under the heading "Information about the Trust."

If the accompanying form of Proxy is executed properly and returned, shares represented by such Proxy will be voted at the Special Meeting in accordance with the instructions on the form of Proxy. If no instructions are specified, shares will be voted FOR the approval of the Proposals. If the votes required to approve Proposals are not received, the persons named as proxies on the accompanying form of proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. When voting on any proposed adjournment, the persons named as proxies on the enclosed form of proxy will vote in favor of the proposed adjournment unless otherwise directed. A shareholder can revoke the proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated form of proxy to the Trust.

Copies of the Trust's most recent Annual and Semi-Annual reports to Shareholders, dated June 30, 1998 and December 31, 1998, respectively, have previously been delivered to shareholders of the Trust. Shareholders of the Trust may obtain without charge additional copies of such reports by writing to the Trust at 575 East Swedesford Road, Wayne, PA 19087-1613 or by calling toll-free 1-800-242-9596.

                       BACKGROUND AND SUMMARY OF PROPOSALS
                       -----------------------------------

The Trust ("Trust"), is a diversified, open-end management investment company. The Trust was organized in 1994 by Hirtle Callaghan & Co. Inc. ("Hirtle Callaghan") to operate in a "multi-manager" or "manager of managers" format. Under this structure, day-to-day portfolio management services are provided to each of the Trust's Portfolios by one or more independent investment advisory firms (each, a "Portfolio Manager"). In cases where more than one Portfolio Manager has been retained to serve a single Portfolio, each firm may have different investment style and/or security selection discipline.

The Trust's Board is responsible for the overall supervision and management of the business and affairs of the Trust, including the selection and general supervision of the Portfolio Managers that serve the Trust's several Portfolios, as well as the allocation and reallocation of assets among such managers. In carrying out its responsibilities, and in particular, in monitoring and evaluating the services provided by the various Portfolio Managers, the Board is assisted by Hirtle Callaghan. Pursuant to a separate non-discretionary agreement with the Trust, Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the Portfolio Managers. Please refer to more detailed information about Hirtle Callaghan below.

SUMARY OF PROPOSAL 1: The investment objective of the International Portfolio is to maximize total return, consisting of capital appreciation and current income, by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. Since the inception of the International Portfolio, Brinson Partners, Inc. ("Brinson") has served as International Portfolio's sole portfolio manager. In response to the recommendation of Hirtle Callaghan & Co., Inc. ("Hirtle Callaghan"), the Trust's overall investment adviser, the Board of Trustees of the Trust has approved a proposal to retain a second investment advisory organization to manage a portion of the International Portfolio's assets. The purpose of the Board action is to supplement Brinson's value-oriented, macro-economic investment style with a growth-oriented manager whose investment strategy is focused on stock selection.

At a meeting held on _________, 1999, the Board approved the engagement of Artisan Partners Limited Partnership ("Artisan") to serve as the second manager of the International Portfolio. The Board also approved an agreement between Artisan and the Trust ("Proposed Artisan Agreement"). The terms and conditions of the Proposed Artisan Agreement are substantially the same as those included in the agreement between the International Portfolio and Brinson ("Brinson Agreement"), except that the Proposed Artisan Agreement does not include fee reductions at higher assset levels.

Under the Investment Company Act of 1940 ("Investment Company Act"), the Proposed Artisan Agreement must be approved by shareholders of the International Portfolio before Artisan takes up its portfolio management responsibilities. The Proposed Artisan Agreement is discussed below, as Proposal 1 and a copy of the Agreement appears as Exhibit A to this Proxy Statement.

SUMMARY OF PROPOSAL 2: In connection with its consideration of the proposed Artisan engagement, the Board has also considered and approved an amendment ("Performance Fee Amendment") to the Artisan Agreement that would permit Artisan to be compensated on a performance fee basis. The Performance Fee Amendment is also subject to the approval of the International Portfolio's shareholders. If the Performance Fee Amendment is implemented, it could, under certain circumstances, increase or decrease the fee paid to Artisan, when compared to the fee arrangement included in the Proposed Artisan Agreement. A copy of the form of Performance Fee Amendment appears as Exhibit B to this Proxy Statement. The Performance Fee Amendment is discussed below, as Proposal 2.

              THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR"
                               PROPOSALS 1 AND 2.

VOTE REQUIRED TO APPROVE PROPOSALS: Approval of the Proposed Artisan Agreement (Proposal 1) and approval of the Performance Fee Amendment (Proposal 2) each require the approval of the holders of a "majority of the outstanding voting securities" of the International Portfolio. Under the Investment Company Act, this term means the lesser of (i) 67% of the outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the International Portfolio's outstanding voting securities.

If Proposal 1 is approved, the Proposed Artisan Agreement will become effective on the first day of the month following the date of the shareholder approval and will remain in effect in accordance with its terms until July 1, 2001. The Artisan Agreement will continue in effect from year to year thereafter in accordance with its terms for so long as it is approved annually by the Trust's Board of Trustees.

If Proposal 2 is approved, the Performance Fee Amendment will nevertheless not become effective unless and until an order is issued by the Securities and Exchange Commission ("SEC") specifically authorizing the contemplated performance fee arrangement. Shareholders should be aware that Proposal 2 is contingent on the approval of Proposal 1. Thus, if Proposal 1 is defeated, Brinson will continue to manage the entire International Portfolio.

                  PROPOSAL 1: APPROVAL OF THE ARTISAN AGREEMENT
                  ---------------------------------------------

SUMMARY AND BACKGROUND. The investment objective of the International Portfolio is to maximize total return, consisting of capital appreciation and current income, by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. Although the Portfolio may invest anywhere in the world, the Portfolio currently invests primarily in the equity markets included in the Morgan Stanley Capital International European, Australia and Far East Index ("EAFE"). EAFE currently includes most of the nations of western Europe, Japan, the United Kingdom, Hong Kong, Singapore, the Scandinavian countries and Ireland.

With the exception of the International Portfolio, each of the equity oriented investment portfolios that comprise the Trust has retained two separate portfolio management firms to make investment decisions on its behalf. Although each of the investment managers for each of these "dual manager portfolios" are required to adhere to investment objective, policies and restrictions of their respective client portfolios, each firm is also expected to do so in the context of its particular investment management style. The Trust's Board, as part of its overall responsibility to the Trust and with the assistance of Hirtle Callaghan, monitors the performance of the respective portfolio managers to assure that the investment styles used within a single investment portfolio are complementary.

In response to the recommendation of Hirtle Callaghan, the Board has determined to adopt a dual manager format for the International Portfolio. The Board's action is designed to supplement Brinson's top-down and value oriented investment approach with an investment strategy that focuses on stock selection. In addition, the Board's decision reflects a recognition that the dual manager structure may increase the ability of the International Portfolio to take advantage of investment opportunities in the increasingly complex international securities markets.

After conducting an extensive search for a manager whose style would complement Brinson's orientation, Hirtle Callaghan recommended to the Board that Artisan be engaged to manage a portion of the International Portfolio. This recommendation was approved at a meeting of the Board held on June 8, 1999. At that meeting, the Board, including a majority of those Trustees ("Independent Trustees") who are not "interested persons" of the Trust within the meaning of the Investment Company Act, also approved the Artisan Agreement.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES. During the course of its deliberations, the Board considered the recommendations and analysis of Hirtle Callaghan, as summarized above. The Board deliberations included discussion of Hirtle Callaghan's views on whether the top-down, value-oriented approach that Brinson uses in managing the International Portfolio would be complemented by Artisan's focus on stock selection and fundamental research. In the context of the International Portfolio, "top down, value oriented" investing can be characterized as reflecting (1) the portfolio manager's decision about the relative attractiveness of asset classes, equity markets in the various nations that comprise EAFE, industries across and within those markets, and currencies; and (2) the application of proprietary valuation systems and research about issuers believed to be undervalued in relation to the issuer's assets, cash flow, earnings and revenues. In contrast, Artisan's assignment within the International Portfolio would emphasize a "bottom up" and "growth oriented" investment philosophy. In the context of the International Portfolio, this approach can be described as a focus on identifying those companies that seem well positioned for strong, sustainable growth, based on an analysis of the financial statements and other fundamental factors of individual issuers. Stated another way, country weighting is a residual of company selection and country or regional allocation are not a factor.

The Board also discussed information provided to it relating to the management style and past performance record of Artisan, as well as information relating to the nature and quality of the services to be provided by Artisan, the background and experience of those individuals who would be responsible for making day-to-day investment decisions with respect to assets of the International Portfolio and fees paid to Artisan by other registered investment companies to which Artisan provides investment advisory services. The Board also considered the fact that, other than the advisory fee, the terms and conditions set forth in the Artisan Agreement are substantially the same as those contained in the Brinson Agreement. With respect to the fee to be paid to Artisan under the Proposed Artisan Agreement, the Board considered the fact that Artisan would receive an annual fee of .40% and the fact that, unlike the schedule included in the Brinson Agreement, the fee schedule in the Artisan Agreement does not include fee reductions or "break points" at higher asset levels. The Board also considered, however, the fact that Artisan was prepared to agree to the implementation of a performance fee arrangement (as outlined in Proposal 2 in this Proxy Statement) provided that such arrangement is approved by the Portfolio's shareholders and permitted by the SEC.

The Board was advised by counsel regarding its responsibilities under Section 15(c) of the Investment Company Act and the requirements of Section 15(a) of that Act. In particular, the Board considered information relating to the nature and quality of the services Artisan would be required to provide under the Proposed Artisan Agreement, as well as Artisan's experience in providing similar services to other investment companies. The Board also considered information provided by Artisan in response to the Board request, relating to Artisan's professional staff, profitability and other factors.

COMPARISON OF THE ARTISAN AGREEMENT AND BRINSON AGREEMENTS. The terms and conditions set forth in the Artisan Agreement are, in all material respects, the same as those contained in the Brinson Agreement except for the description of the portfolio manager, the effective and termination dates and the modification of certain indemnification provisions included in the Proposed Artisan Agreement. Both Brinson and the Proposed Artisan Agreements require the portfolio manager, subject to the overall supervision of the Board, to provide a continuous investment program for the assets of the International Portfolio, or that portion of such assets as may be, from time to time, allocated to it. Under both agreements, the named portfolio manager is responsible, among other things, for the provision of investment research, management of all investments and the selection of brokers and dealers through which securities transactions are executed, as well as the maintenance of certain records required under relevant provisions of the Investment Company Act.

As noted above, however, under the Artisan Agreement, the advisory fee payable to Artisan would be payable at an annual rate of .40% of the average daily net assets of that portion of the International Portfolio allocated to Artisan. In contrast, the Brinson Agreement was amended to reduce the fee payable to Brinson by the International Portfolio as the assets of the International Portfolio increase. Under that amendment, which was approved by the Board at a meeting held on May 5, 1998, Brinson is entitled to receive an annual fee calculated as follows: .40% of the average net assets of the Account's average net assets of $200 million or less; .35% of average net assets of assets over $200 million up to $300 million; and .30% on assets over $300 million.

The agreements each also provide that the portfolio manager will not be liable to the Trust for any error of judgment or mistake of law on the part of the portfolio manager for any loss sustained by the Trust in connection with the purchase or sale of any instrument on behalf of the International Portfolio, except losses that may be sustained as a result of willful misfeasance, reckless disregard of its duties, bad faith or gross negligence on the part of the portfolio manager. Each of the agreements also provides for its termination, at any time and without penalty, either by the Trust or by the portfolio manager, in each case upon sixty days' written notice, and its termination in the event of an "assignment" as defined in the Investment Company Act. Section 5 of the Proposed Artisan Agreement provides that the indemnification obligation of the portfolio manager with respect to information provided to the Trust by Artisan shall not apply unless the portfolio manager has had an opportunity to review such documents for a specified period of time prior to the date on which they are filed with the SEC and unless the portfolio manager is notified in writing of any claim for indemnification within specified periods.

If approved by the shareholders of the International Portfolio, the Artisan Agreement will become effective on the first business day of the month following the date on which such approval is obtained. It will continue in effect for two years from its effective date, unless sooner terminated. Thereafter, the Artisan Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board or the vote of the holders of a majority of the International Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust's Independent Trustees.

INFORMATION ABOUT ARTISAN. Artisan is located at 1000 N. Water Street, Suite 1770, Milwaukee, Wisconsin 53202. Artisan also maintains offices at 100 Pine Street, Suite 2950, San Francisco, California and Five Concourse Parkway, Suite 2120, Atlanta, Georgia. As of April 30, 1999, Artisan managed total assets in excess of $ 1.7 billion. The principal executive officer of Artisan is Andrew A. Ziegler, whose principal occupation is the management of Artisan and Artisan's sole general partner, Artisan Investment Corporation. Mr. Ziegler and Carlene
Murphy Ziegler control Artisan Investment Corporation, which is organized as a Wisconsin corporation.

A team of investment professionals, lead by Mr. Mark L. Yockey, an Artisan partner, will be responsible for making day-to-day investment decisions for that portion of the International Portfolio allocated to Artisan. Mr. Yockey has been with Artisan since 1995 and currently serves as a vice president of Artisan Funds, Inc., an open-end, series management investment company registered under the Investment Company Act. Before joining Artisan, Mr. Yockey was portfolio manager of United International Growth Fund and Vice President of Waddell & Reed, Inc., an investment adviser and mutual fund organization located in Missouri. Mr. Yockey holds BA and MBA degrees from Michigan State University and is a Chartered Financial Analyst.

The following table sets forth certain information about other registered investment companies, the investment objectives and policies of which are similar to those of the International Portfolio, for which Artisan provides portfolio management services.

FUND                  ADVISORY FEE*                                                    ASSETS AT APRIL 30, 1999
                                                                                       (MILLIONS)
Artisan               1.00% on the first $500 million of average daily net assets;     $ 952.4
International Fund    0.975% on the next $250 million of such assets;
(a series of          0.950% on the next $250 million of such assets; and
Artisan Funds, Inc.)  0.925% on such assets over $1 billion

*  Figures shown do not take into fee waivers, if any, for the funds listed.

              PROPOSAL 2: APPROVAL OF THE PERFORMANCE FEE AMENDMENT
              -----------------------------------------------------

SUMMARY AND BACKGROUND. During the course of the Board's deliberations regarding the Artisan Agreement, the Board was apprised of Artisan's concern regarding the level of the advisory fee paid to the Prior Manager. Following a review of the existing fee structure under the Artisan Agreement, and based on the recommendation of Hirtle Callaghan, the Trustees approved a new fee structure, known as a "fulcrum fee" arrangement. Before the proposed performance fee arrangement can be implemented, the proposed Performance Fee Amendment must be approved by the shareholders of the International Portfolio. In addition, certain exemptive relief relating to the proposed performance fee must be obtained from the SEC (see below) before the Performance Fee Amendment can become effective. The Performance Fee Amendment is set forth in Exhibit B to this proxy statement.

Under the proposed Performance Fee Amendment, Artisan would be entitled to receive an advisory fee that will increase or decrease based on the performance achieved by Artisan in that portion of the International Portfolio allocated to it by the Board from time to time ("Artisan Account"). Specifically, Artisan would be entitled to receive each quarter, a fee ("Base Fee") calculated at an annual rate equal to .40% (or 40 basis points) of the average net assets of the Artisan Account. Each quarterly payment, however, would be adjusted to reflect the performance achieved by Artisan. This "Performance Adjusted Fee" would be arrived at by adding or subtracting a specified adjustment ("Performance Component") from the Base Fee. The Performance Component will be calculated by
(a) computing the difference between (i) the total return of the Artisan Account without regard to expenses incurred in the operation of the Artisan Account ("Gross Total Return") during the relevant period, and (ii) the return of the EAFE Index ("Index Return") during the same period plus 40 basis points; and (b) multiplying the resulting factor by 25%. Expressed in mathematical terms, the fee payable to Artisan each quarter would be as follows:

Artisan's Quarterly Fee = Base Fee + [(Gross Total Return) - (Index Return + .40 of 1%)] x 25%

A key feature of the proposed performance fee arrangement is the inclusion in the above formula of the 40 basis point "performance hurdle." This performance hurdle is equal to the annual Base Fee and its effect is that Artisan will earn a performance adjustment only with respect to the value that its portfolio management adds to the Artisan Account after taking into account the cost -- before any performance adjustment is made -- of Artisan's portfolio management services.

Another important feature of the proposed performance fee arrangement is that, under the terms of the Performance Fee Amendment, Artisan's annual fee will never exceed .80% of the average daily net assets of the Artisan Account. Artisan's annual fee may, however, fall to zero under certain circumstances. Shareholders should be aware that one consequence of the Performance Fee Amendment is that Artisan could earn a positive performance adjustment in declining markets provided that the decline in the Gross Total Return of the Artisan Account is less than the decline in the total return of the EAFE Index.

A detailed description of the manner in which performance adjusts the Performance Fee is set forth below. Included in the description is information about the impact that the proposed performance fee arrangement would have on the expenses of the International Portfolio, including sample calculations and expense examples.

The Trustees and Hirtle Callaghan believe that a performance fee structure could provide an effective means to reward good relative performance for the International Portfolio, while enabling the International Portfolio to realize the benefit of lower fees when Artisan's performance has not reached desired levels.

DETAILED DESCRIPTION OF THE CALCULATION OF THE PROPOSED PERFORMANCE FEE. Under the Performance Fee Amendment, Artisan's fee would be adjusted to reflect the performance of the Account only after the Performance Fee Amendment has been in effect for 12 months ("Initial Period") following the date ("Effective Date") on which the Performance Fee Amendment becomes effective.

Initial Period. For the first three quarters of the Initial Period, Artisan would be entitled to receive a Base Fee of .10 % of the average net assets of the Artisan Account (or 10 basis points). At the end of the fourth quarter of the Initial Period, Artisan would be entitled to receive a fee equal to .10 % of the average net assets of the Artisan Account plus or minus the applicable performance adjustment for the Initial Period. This adjustment would be calculated by multiplying the average net assets of the Artisan Account for the Initial Period by a factor ("Performance Component") equal to 25% of the difference between (i) the total return of the Artisan Account, calculated without regard to expenses incurred in the operation of the Artisan Account ("Gross Total Return") during the Initial Period, and (ii) the total return of the EAFE Index ("Index Return") during the Initial Period plus a performance hurdle of 40 basis points.

Subsequent Quarterly Periods. For each quarter following the fourth quarter of the Initial Period, Artisan would receive a quarterly fee of 10 basis points plus or minus 25% of the Performance Component multiplied by the average net assets of the Artisan Account for the immediately preceding 12 month period, on a "rolling basis." This means that, at each quarterly fee calculation, the Gross Total Return of the Artisan Account, the Index Return and the average net assets of the Artisan Account for the most recent quarter will be substituted for the corresponding values of the earliest quarter included in the prior fee calculation.

Maximum Performance Adjusted Fee. Under the Performance Fee Amendment, the Base Fee, as adjusted by application of the Performance Component ("Performance Adjusted Fee") is limited such that the annual advisory fee received by Artisan will not exceed 80% of the average net assets (or 80 basis points) of the Artisan Account. Due to the performance hurdle noted above, this maximum fee level would be attained only to the extent that the Artisan Account outperforms the EAFE Index by a factor of at least 200 basis points. The maximum payment to Artisan for any quarter (other than the fourth quarter of the Initial Period) will be limited to not more than .20% of the average net assets of the Artisan Account (or 20 basis points).

Minimum Contractual Fee. There is no minimum fee payable to Artisan under the Performance Fee Amendment. Stated another way, Artisan could, under certain circumstances, receive no fee at all for a given period. This would occur, however, only in the event that the Artisan Account underperforms the EAFE Index by a factor of at least 120 basis points.

Recoupment Feature. The Performance Fee Amendment provides for a "recoupment feature" with respect to the Initial Period. If the aggregate of the payments to Artisan made with respect to the first four quarters following the Effective Date exceed the Performance Adjusted Fee to which Artisan would be entitled with respect to the Initial Period, advisory fees payable to Artisan with respect to each succeeding quarter will be reduced until the difference between the aggregate quarterly fees received by Artisan with respect to the Initial Period and such Performance Adjusted Fee is fully recouped by the Artisan Account. Artisan could, therefore, not be entitled to receive any advisory fee payment following the Initial Period, depending on the performance actually achieved by the Artisan Account during such period.

EFFECT OF THE PERFORMANCE FEE AMENDMENT. As indicated above, the advisory fee payable to Artisan at the end of each of the first three fiscal quarters of the Initial Period would be paid at the Base Fee rate and would not be increased or decreased to reflect the performance of the Artisan Account. At the end of the fourth fiscal quarter following the Effective Date, however, Artisan would be entitled to receive a Performance Adjusted Fee based on the performance of the Artisan Account during the full twelve months of the Initial Period. Hypothetical examples of how the Performance Adjusted Fee would be calculated at the end of the Initial Period are set forth in the tables below.

Hypothetical Performance Adjustment, assuming a Positive Performance Adjustment. Table 1A below shows the manner in which the value added by Artisan would be determined for purposes of calculating the advisory fee payable to Artisan at the end of the Initial Period, under circumstances that would result in a net increase in advisory fees payable to Artisan:

Base Fee + [(Gross Total Return) - (Index Return + .40 of 1%)] x 25%

     TABLE 1A
     --------
          Gross Total Return of  Artisan Account
          for the Initial Period                                          11.00%

          Index Return for the Initial Period                             10.00%
                  plus performance hurdle of 40 basis points                .40%
                                                                          ------
                                                                          10.40%

          Value Added by Artisan with respect to the Initial Period         .60%


Assuming the facts shown in the hypothetical example above, Artisan would have received a quarterly base fee of .10 % of the average net assets of the Artisan Account (10 basis points) for each of the first three quarters of the Initial Period. For the fourth quarter, Artisan would be entitled to receive a Base Fee of .10% of the average net assets of the Artisan Account (10 basis points) plus 25% of value added by Artisan during the Initial Period (25% x 60 basis points =
 .15% or 15 basis points). Thus, the payment to Artisan at the end of the fourth quarter would be the Base Fee of .10% of the average net assets of the Artisan Account plus a performance adjustment of .15% of such assets, for a total payment of 25 basis points or .25% of the average net assets of the Artisan
Account. The total Performance Adjusted Fee paid to Artisan for the Initial Period would be .55% of the average net assets of the Artisan Account for the Initial Period.

Pro forma Expense Impact. Table 1B below shows the amount of the advisory fee that would have been paid to Artisan had the Artisan Account outperformed the EAFE Index to the extent shown in the hypothetical example set forth in Table 1A during the fiscal year ended June 30, 1998. Also shown is the fee that would have been payable under the flat fee arrangement currently in effect, as well as the pro forma expense ratio of the International Portfolio as a whole in both cases. Note that such pro forma calculations assume that one-half of the International Portfolio's assets were subject to the Performance Fee Amendment.

TABLE 1B
--------

Average  net assets subject to performance arrangement*  $114,937,460

Performance Adjusted Fee to Artisan**       Artisan Fee of .40% of  average net assets
         $632,156.03                                     $459,749.84

Resulting Pro forma Expense                 Resulting Pro forma Expense Ratio
Ratio for the Total Portfolio***            for the Total Portfolio***
         .79%                                            .71%

----------------------------
* The net assets of the International Portfolio as of June 30, 1998 were $229,874,920
** Effective annual rate of .55% of subject assets, calculated as shown in Table 1A.
*** Figure shown includes all expenses, other than extraordinary expenses and brokerage commissions.

Hypothetical Performance Adjustment, assuming a Negative Performance Adjustment. The following table shows the manner in which the value added by Artisan would be determined for purposes of calculating the advisory fee payable to Artisan at the end of the Initial Period under circumstances that would result in a net decrease in advisory fees payable to Artisan. In this example, the hypothetical Gross Total Return of the Artisan Account is the same as is shown in Table 1A, but the EAFE Index Return for the period is higher than in the prior example.

          TABLE 2A
          --------
     Gross Total Return of  Artisan Account
          for the Initial Period                                          11.00%

     Index Return                                                         11.00%
          plus performance hurdle of 40 basis points                        .40%
                                                                          ------
                                                                          11.40%

     Total Return Added by Artisan with respect to the Initial             -.40%
     Period

Assuming the facts shown in the hypothetical above, Artisan would have received a quarterly payment under the Base Fee of .10 % (10 basis points) of the average net assets of the Artisan Account for each of the first three quarters of the Initial Period. For the fourth quarter, Artisan would be entitled to receive a Performance Adjusted Fee equal to .10 % of the average net assets of the Artisan Account LESS 25% of the shortfall in the Artisan Account during the prior 12 month period -- in this case, 25% x -40 basis points = -.10 % (or -10 basis points). Thus, factoring in this downward adjustment, Artisan would not be entitled to receive any fourth quarter payment. This is so because, under the applicable formula, the Base Fee installment of .10% of the average nets assets of the Artisan Account would be REDUCED BY 10 basis points. Thus, Artisan's Performance Adjusted Fee for the entire Initial Period would be .30% of the assets of the Artisan Account (or 30 basis points).

Pro forma Expense Impact. Table 2B below shows the amount of the advisory fee that would have been paid to Artisan had the Artisan Account underperformed the EAFE Index to the extent shown in the hypothetical example set forth in Table 2A during the fiscal year ended June 30, 1998. Also shown is the fee that would have been payable under the flat fee arrangement currently in effect, as well as the pro forma expense ratio of the International Portfolio as a whole in both cases. Note that such pro forma calculations assume that one-half of the Portfolio's assets as of June 30, 1998, were subject to the Performance Fee Amendment.

TABLE 2B
--------

Average  net assets subject to performance arrangement*  $114,937,460

Performance Adjusted Fee to Artisan**       Artisan Fee of .40% of  average net assets
          $344,812.38                                 $459,749.84

Resulting Pro forma Expense                 Resulting Pro forma Expense Ratio
Ratio for the Total Portfolio***            for the Total Portfolio***
          .66%                                        .71%

----------------------------
* The net assets of the International Portfolio as of June 30, 1998 were $229,874,920________.
** Effective annual rate of .30 % of subject assets, calculated as shown in Table 2A.
*** Figure shown includes all expenses, other than extraordinary expenses and brokerage commissions.

Comparative Annual Operating Expenses. The table and example shown below are designed to assist investors in understanding the various costs and expenses of investment in shares of the International Portfolio in the event that the Performance Fee Amendment is implemented. The table and accompanying example are designed to correspond with the tables that appear on page 2 of the prospectus for The Hirtle Callaghan Trust. Neither should be considered a representation of past or future expenses of performance and actual expenses may vary from year to year and may be higher or lower than those shown.

The following table provides data concerning the Portfolio's management fees and expenses as a percentage of average net assets for the fiscal year ended June 30, 1998. Figures shown reflect expenses under the Artisan Contract as currently in effect and expenses that would be incurred if the Performance Fee Amendment had been in effect during that period, and assuming that the International Portfolio outperformed the EAFE Index by a factor of 1.0% (or 100 basis points) as show in Table 1B. Figures shown reflect expenses incurred during the fiscal year ended June 30, 1998

                    Under Proposed Artisan     Under Performance Fee Amendment
                          Agreement                  (w/performance fee)
                    (w/o performance fee)
Management Fees             .45%                            .53%
Other Expenses**            .26%                            .26%
Total Portfolio             .71%                            .79%
Operating Expenses

EXAMPLE: The following illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period:

                    Under Proposed Artisan     Under Performance Fee Amendment
                          Agreement                  (w/performance fee)
                    (w/o performance fee)
1  year                     $ 73                            $ 81
3  years                    $227                            $252
5  years                    $395                            $439
10 years                    $883                            $978

The preceding example assumes that all dividends and distributions are reinvested and that the percentage totals shown in Table 2: "Annual Operating Expenses" remain the same in the years shown. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

Factors Considered by The Board of Trustees. During the course of their deliberations with respect to the Performance Fee Amendment, the Trustees considered representations made by Hirtle Callaghan to the effect that, at the International Portfolio's current asset levels, the fee to be paid by the International Portfolio to Artisan was not competitive with fees received by Artisan from other investment advisory clients similar to the International Portfolio, the particular investment style to be followed by Artisan in managing that portion of the International Portfolio's assets assigned to it, the nature and quality of the services historically provided by that firm to its clients and its depth and resources. The Board also considered that, as a result of the 40 basis point performance hurdle, Artisan would earn a positive performance adjustment only to the extent that its activities resulted in sufficient value added to cover the scheduled Base Fee with respect to the immediately preceding 12 month period. In addition, the Board reviewed the use of the EAFE Index as the basis for the performance Index.

The Board was also advised by counsel regarding the requirements of the Investment Advisers Act of 1940 ("Investment Advisers Act") as they relate to incentive compensation such as is contemplated by the Performance Fee Amendment. The Board reviewed with counsel and management rules adopted by the SEC under the Investment Advisers Act that contemplates that a performance adjustment will be calculated based on the change in the net asset value per share of the fund involved. The Board also considered the fact that under the Performance Fee Amendment, Artisan's performance would be measured against the gross performance achieved in that portion of the International Portfolio allocated to Artisan and thus that performance compensation calculated in the manner contemplated by the Performance Fee Amendment might be viewed as inconsistent with the Investment Advisers Act. In light of the foregoing, it was determined that, if approved by the shareholders of the International Portfolio, the Performance Fee Amendment would not become effective unless and until the issuance of an SEC order specifically authorizing Artisan and the Trust to implement the contemplated performance fee arrangement. There can be no assurance that such relief will be granted by the SEC.

                             MANAGEMENT OF THE TRUST
                             -----------------------

INFORMATION ABOUT HIRTLE CALLAGHAN. Pursuant to a written agreement ("HCCI Consulting Agreement") Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several portfolio managers retained by the Trust. The HCCI Consulting Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust's principal office. For its services under the HCCI Consulting Agreement, Hirtle Callaghan is entitled to receive an annual fee of .05% of each Portfolio's average net assets. For the fiscal year ended June 30, 1998, Hirtle Callaghan received advisory fees from the International Portfolio in the amount of $9,242.

Hirtle Callaghan's principal offices are located at 575 East Swedesford Road, Wayne, Pennsylvania 19087. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of April 30, 1999, approximately $ 2.7____ billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom also serves on the Trust's Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Treasurer and Vice President of the Trust. The HCCI Consulting Agreement was approved by the Trust's initial shareholder on July 21, 1995, and was last approved by the Trust's Board (including a majority of the Trust's Independent Trustees) at a meeting of the Board held on March 2, 1999.

ADMINISTRATION, DISTRIBUTION AND RELATED SERVICES. BISYS Fund Services, Inc. and certain of its affiliated companies ("BISYS") currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. For the administration, transfer agency and fund accounting services it provides to the Trust, BISYS receives an omnibus fee, which fee is computed daily, paid monthly and inclusive of all out-of-pocket expense, at an annual rate of .115% of the aggregate average net assets of the Value Equity, , Small Capitalization Equity and International Equity Portfolios and of any additional portfolios that invest primarily in equity securities that may be created by the Trust in the future and .095% of the aggregate average net assets of the Limited Duration Municipal Bond, Fixed Income and Intermediate Term Municipal Bond Portfolios.

INFORMATION ABOUT BRINSON. The principal offices of Brinson are located at 209 South LaSalle Street, Chicago, Illinois 60604-1295. As of December 31, 1998 Brinson, together with its affiliates, managed total assets approximately $ 300 billion. Day-to-day investment decisions for that portion of the International Portfolio allocated to Brinson are made by an investment committee and no individual has primary responsibility for making recommendations to that committee. Brinson's chief executive officer is Gary Brinson. Brinson is a wholly-owned subsidiary of UBS AG, an internationally diversified organization with operations in many aspects of the financial services industry.

The following table sets forth certain information about other registered investment companies, the investment objectives and policies of which are similar to those of the International Portfolio, for which Brinson provides portfolio management services.

                                                                                   ASSETS AT
                  FUND                               ADVISORY FEE*               MARCH 31, 1999
                                                                                   (MILLIONS)
Governors Group Advisors, Inc.            .40% on the first $50 million;             $37.9
--International Growth Portfolio          .35% of the next $150 million and
                                          .30% on assets in excess of $200 million

John Hancock Variable Series Trust 1-     .50% on the first $100 million;             29.4
International Balanced Portfolio          .35% on assets over $100 million

AON Funds -                               .50% on the first $100 million;             51.1
International Equity Fund                 .475%  of the next  and .45% on
                                          assets in excess of $200 million

*  Figures shown do not take into fee waivers, if any, for the companies listed.

The Brinson Agreement was last approved by the Board (including the Independent Trustees) at a meeting of the Board held on March 2, 1999, and by the initial shareholder of the International Portfolio on July 25, 1995. During the six month period ended December 31, 1998, Brinson received from the International Portfolio investment advisory fees of $ 438,093. For the fiscal year ended June 30, 1998, such fees were $ 698,930.

                                  OTHER MATTERS
                                  -------------

As a Delaware business trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board's selection of the Trust's independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters.

The table below shows the name and address of record of each person known to the Trust to hold, as of record or beneficially, 5% or more of shares of the International Portfolio as of the Record Date. Hirtle Callaghan may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust's portfolios, with respect to which shares Hirtle Callaghan disclaims beneficial ownership.


 NAME AND ADDRESS OF RECORD HOLDERS                  INTERNATIONAL PORTFOLIO

 Bankers Trust Company                                                   %
 1 Bankers Trust Plaza                                  (          SHARES)
 New York, N.Y.  10006

 PNC Bank, N.A. --                                                       %
 P.O. Box 7780-1888                                     (          SHARES)
 Philadelphia, PA  19182

 Bank One, NA                                                            %
 PO Box 160                                             (          SHARES)
 Westerville, OH  43086

 Wilmington Trust Co.                                                    %
 P.O. Box 8882                                          (          SHARES)
 Wilmington, DE

A properly executed and returned form of Proxy marked with an abstention will be considered present at the Special Meeting for the purpose of determining the existence of a quorum. If any form of proxy received by the Trust that withholds authority to vote represents a "broker non-vote," shares represented by such form of proxy will not be counted for purposes of determining whether or not a quorum is present at the Special Meeting and will not be deemed "votes cast" with respect to any matter with respect to which authority to vote is withheld. As used in this Proxy Statement, "broker non-vote" means a form of proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power. Abstentions and broker non-votes will thus not constitute a vote "for" or "against" any matter, but will have the same effect as a negative vote with respect to matters which require the approval of a requisite percentage of the outstanding shares of the relevant Portfolio.

By Order of the Board of Trustees

EXHIBIT A

                         PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT made this __________day of ______ 1999 between Artisan Partners Limited Partnership ("Artisan") a limited partnership organized under the laws of Delaware ("Portfolio Manager") and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers five series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The International Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.   Appointment of Portfolio Manager.
     ---------------------------------
The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

2.   Duties of Portfolio Manager.
     ----------------------------
(a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3.   Portfolio Transaction and Brokerage.
     ------------------------------------
In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approval of the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4.   Expenses and Compensation.
     --------------------------
Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under this Agreement and shall not be required to pay any other expenses of the Trust. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, payable monthly, and calculated at the annual rate of .40% of the average net assets of the Account's average net assets.

5.   Limitation of Liability and Indemnification.
     --------------------------------------------
(a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon information provided, in writing, by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) in accordance with Section 9 of the Agreement or otherwise, in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filings"), provided that a copy of any such filing is provided to Portfolio Manager (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual report on Form N-SAR or any shareholder report or proxy statement.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees, (collectively, "Losses") to the extent that Losses are incurred as a result of statements contained in an SEC Filing ("Disputed Statements") that are misleading either because they are (i) untrue statements of material fact; or (ii) omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. For purposes of the indemnification obligation set forth in this Section 5(c), a Disputed Statement will be deemed misleading if so declared by a decision of a court or administrative law judge or in an order of settlement issued by any court or administrative body.

(d) Portfolio Manager further agrees to indemnify and hold harmless the Trust and each of its Trustees, from any Losses to the extent that such Losses are incurred as a result of Disputed Statements that are alleged (i) to be untrue statements of material fact; or (ii) to have omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, provided that the indemnification obligation set forth in this Section 5(d) is expressly limited to Losses arising from Disputed Statements that accurately reflect information provided to the Trust in writing by the Portfolio Manager and that cannot be independently verified by the Trust. Further, the indemnification set forth in this Section 5(d) will not require reimbursement of fees or expenses other than those incurred by the Trust's regular counsel in connection with such counsel's representation of the Trust or its Trustees.

(e) The indemnification obligations set forth in Sections 5(c) and (d) shall not apply unless (i) Disputed Statements accurately reflect information provided to the Trust in writing by the Portfolio Manager; (ii) Disputed Statements were included in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager; (iii) the Portfolio Manager was afforded the opportunity to review Disputed Statements in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) and (d) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust's Custodian, Administrator or Accounting Agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing any Disputed Statement.

6.   Permissible Interest.
     ---------------------
Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees , officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7.   Duration, Termination and Amendments.
     -------------------------------------
This Agreement shall become effective as of the date first written above and shall continue in effect for two years. Thereafter, this Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees ("Independent Trustees ") who are not "interested persons" of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment.

For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.

8.   Confidentiality; Use of Name.
     -----------------------------
(a) Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, it may have access to certain information that is proprietary to the Trust or to one or more of the Trust's agents or service providers. Portfolio Manager agrees that Portfolio Manager, its officers and its employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of Portfolio Manager's responsibilities hereunder. In addition, Portfolio Manager shall use its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.

(b) The Trust acknowledges and agrees that during the course of this Agreement, it or its agents may have access to certain information that is proprietary to Portfolio Manager. The Trust agrees that it shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of this Agreement. In addition, the Trust shall use its best efforts to ensure that any agent or affiliate of the Trust who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.

(c) It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle, Callaghan & Co., Inc. ("HCCI")), and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The provisions of this Section 8 shall survive termination of this Agreement.

(d) It is acknowledged and agreed that the name "Artisan" and its derivatives, as well as any logo that is now or shall later become associated with the name of the Portfolio Manager ("Manager Marks") are valuable property of Portfolio Manager and that the use of the Manager Marks, or any one of them, by the Trust or its agents shall not be permitted without the prior written consent of the Portfolio Manager. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. Portfoio Manager similarly acknowledges and agrees that the Trust is permitted to refer to Portfolio Manager in its prospectus and other documents required to be filed by the Trust with the SEC or state regulatory agencies. The provisions of this
Section 8 shall survive termination of this Agreement.

9.   Representation, Warranties and Agreements of Portfolio Manager.
     ---------------------------------------------------------------
Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) It understands that, as a result of its services hereunder, certain of its employees and officers may be deemed "access persons" of the Trust within the meaning of Rule 17j-1 under the Investment Company Act and that each such access person is subject to the provisions of the code of ethics ("Trust's Code") adopted by the Trust in compliance with such rule. Portfolio Manager further represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with a copy of such code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, at least quarterly, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code during the prior year; and that either (i) that no violation of such code has occurred or (ii) if such a violation occurred, that appropriate action was taken in response to such violation. Upon the written reasonable request of the Trust, Portfolio Manager shall permit the Trust, or it designated agents, to examine the reports required to be made by Portfolio Manager under rule 17j-1(c)(1) under the Investment Company Act. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

10.  Status of Portfolio Manager.
     ----------------------------
The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11.  Counterparts and Notice.
     ------------------------
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:
                       Mr. Donald E. Callaghan, President
                           The Hirtle Callaghan Trust
                            575 East Swedesford Road
                                 Wayne, PA 19087

                            If to Portfolio Manager:

                              Mr. Andrew A. Ziegler
                                Artisan Partners
                       1000 N. Water Street -- Suite 1770
                               Milwaukee, WI 53202

12.  Miscellaneous.
     --------------
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The International Equity Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:                          ARTISAN PARTNERS LIMITED PARTNERSHIP
                                 BY:  ARTISAN INVESTMENT CORPORATION,
                                      ITS GENERAL PARTNER

                                 BY: _____________________________DATE:_________

ATTEST:                          THE HIRTLE CALLAGHAN TRUST
                                 ON BEHALF OF THE INTERNATIONAL EQUITY PORTFOLIO

                                 BY: _____________________________DATE:_________

EXHIBIT B

                       PROPOSED PERFORMANCE FEE AMENDMENT

AMENDMENT effective as of ____________, to that certain Portfolio Management Agreement dated __________, 1999 , ("Agreement") between Artisan Partners Limited Partnership, a Delaware limited partnership ("Portfolio Manager") and The Hirtle Callaghan Trust, a Delaware business trust ("Trust").

WHEREAS, the Trust has retained the Portfolio Manager to provide a continuous program of investment management for a portion of the assets of The
International Equity Portfolio of the Trust ("Account") pursuant to the Agreement; the Trust desires to compensate the Portfolio Manager for its services based, in part, on the performance achieved by the Portfolio Manager for the Account;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties to amend the Agreement by deleting Schedule A in its entirety and replacing it with the following new Schedule A:

SCHEDULE A: PERFORMANCE COMPENSATION FORMULA

Initial Period. Under the Performance Fee Amendment, Artisan's fee would be adjusted to reflect the performance of the Account only after the Performance Fee Amendment has been in effect for 12 months ("Initial Period") following the date ("Effective Date") on which the Performance Fee Amendment becomes effective.

For the first three quarters of the Initial Period, Artisan shall receive a Base Fee of .10% of the average net assets of the Artisan Account (or 10 basis points). For the fourth quarter of the Initial Period, Artisan shall receive a fee equal to .10% of the average net assets of the Artisan Account plus or minus a Performance Component multiplied by the average net assets of the Artisan Account for the Initial Period. The Performance Component shall be calculated by
(a) computing the difference between (i) the total return of the Artisan Account without regard to expenses incurred in the operation of the Artisan Account ("Gross Total Return") during the Initial Period, and (ii) the return of the EAFE Index ("Index Return") during the Initial Period plus 40 basis points; and
(b) multiplying the resulting factor by 25%.

Subsequent Quarterly Periods. For each quarter following the fourth quarter of the Initial Period, Artisan will receive a quarterly fee of 10 basis points plus or minus 25% of the Performance Component (calculated in the same manner as set forth with respect to the Initial Period and set forth above) multiplied by the average net assets of the Artisan Account for the immediately preceding 12 month period, on a "rolling basis." This means that, at each quarterly fee calculation, the Gross Total Return of the Artisan Account, the Index Return and the average net assets of the Artisan Account for the most recent quarter will be substituted for the corresponding values of the earliest quarter included in the prior fee calculation.

Maximum Performance Adjusted Fee. Notwithstanding the formula set forth above, the maximum fee to which Artisan shall be entitled with respect to any 12 month period shall be .80% of the average net assets of the Artisan Account (or 80 basis points). The maximum fee to which Artisan shall be entitled with respect to any quarter (other than the fourth quarter of the Initial Period) shall be
 .20% of the average net assets of the Artisan Account (or 20 basis points). Due to the performance hurdle noted above, this maximum fee level would be attained only to the extent that the Artisan Account outperforms the Index by a factor of at least 200 basis points.

Minimum Contractual Fee. There is no minimum fee payable to Artisan under the Performance Fee Amendment. Stated another way, Artisan could, under certain circumstances, receive no fee at all for a given period. This would occur, however, only in the event that the Artisan Account underperforms the EAFE Index by a factor of at least 120 basis points.

Recoupment Feature. The Performance Fee Amendment provides for a "recoupment feature" with respect to the Initial Period. If the aggregate of the payments to Artisan made with respect to the first four quarters following the Effective Date exceed the Performance Adjusted Fee to which Artisan would be entitled with respect to the Initial Period, advisory fees payable to Artisan with respect to each succeeding quarter will be reduced until the difference between the aggregate quarterly fees received by Artisan with respect to the Initial Period and such Performance Adjusted Fee is fully recouped by the Artisan Account. Artisan could, therefore, not be entitled to receive any advisory fee payment following the Initial Period, depending on the performance actually achieved by the Artisan Account during such period.

Expenses; Effectiveness. Portfolio Manager shall pay all expenses incurred by it in the performance of its duties under the Agreement and shall not be required to pay any other expenses of the Trust, including but not limited to brokerage and transactions costs incurred by the Trust. In the event of termination of this Agreement, all compensation due to the Portfolio Manager through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination. This Amendment shall become effective as of the first date written above.


ARTISAN PARTNERS LIMITED PARTNERSHIP           THE HIRTLE CALLAGHAN TRUST
BY:  ARTISAN INVESTMENT CORPORATION,           ON BEHALF OF THE INTERNATIONAL
     ITS GENERAL PARTNER                       EQUITY PORTFOLIO

BY: ___________________DATE:_______            BY: _________________DATE:_______

PROXY CARD
                       The International Equity Portfolio
                          of The Hirtle Callaghan Trust
                         Special Meeting of Shareholders
                                  July 23, 1999

           This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned appoints, Donald E. Callaghan and Robert J. Zion, and each of them, attorneys and proxies, with full power of substitution in each, to vote and act on behalf of the undersigned at the special meeting of shareholders of The Hirtle Callaghan Trust (the "Trust") representing interests in the Trust's International Equity Portfolio at the offices of Hirtle, Callaghan & Co., Inc., 575 East Swedesford Road., Wayne, PA 19087-1937 on July 23, 1999, at 10 a.m. and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked below, this proxy is given WITH authority to vote FOR the proposals noted below. The undersigned further confers upon such attorneys and proxies discretionary authority to vote for and in the name of the undersigned and with all of the powers the undersigned would possess if personally present, all the Portfolio shares of the undersigned in the Trust at said meeting. The Board of Trustees recommends that you vote "FOR" the proposals below.

(1) To approve the engagement of Artisan Partners Limited Partnership ("Artisan") to provide portfolio management services to the International Portfolio pursuant to a portfolio management agreement between the Trust and Artisan ("Artisan Agreement"); and

                  FOR              AGAINST           ABSTAIN
                 /   /              /   /             /   /

(2) To approve an amendment of the Artisan Agreement pursuant to which Artisan would be compensated on a performance fee basis.

                  FOR              AGAINST           ABSTAIN
                 /   /              /   /             /   /

IMPORTANT: WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE - NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE TRUST FURTHER SOLICITATION EXPENSE. THE RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY EXECUTION OF THIS PROXY.

Dated: ________________, 199___



_____________________________________         The International Equity Portfolio
Signature and Title

_____________________________________
Signature, if held jointly                    __________________ shares

--------------------------------------------------------------------------------

Sign, Date and Return the Proxy promptly Using the Enclosed Envelope to:
                               BISYS FUND SERVICES
                              ATTN: PAIGE C. HODGIN
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219